UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Charter Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

United States	58-2659667
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia	31833
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01	The NASDAQ Stock Market, LLC
(Title of each class	(Name of each exchange on which
to be so registered)	each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-167634

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Our Dividend Policy,” “The Stock Offering,” and “Description of Our Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-167634), as initially filed June 18, 2010 and as amended on August 6, 2010, August 11, 2010 and August 12, 2010, which is hereby incorporated by reference.

Item 2.  Exhibits.

1.
Registrant’s Registration Statement on Form S-1 (File No. 333-167634), as initially filed June 18, 2010 and as amended on August 6, 2010, August 11, 2010 and August 12, 2010, which is hereby incorporated by reference.

2.
The Registrant’s Charter (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-167634), as initially filed June 18, 2010 and as amended on August 6, 2010, August 11, 2010 and August 12, 2010, which is hereby incorporated by reference).

3.
The Registrant’s Bylaws (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-167634), as initially filed June 18, 2010 and as amended on August 6, 2010, August 11, 2010 and August 12, 2010, which is hereby incorporated by reference).

4.
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-167634), as initially filed June 18, 2010 and as amended on August 6, 2010, August 11, 2010 and August 12, 2010, which is hereby incorporated by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHARTER FINANCIAL CORPORATION
(Registrant)

Date: September 28, 2010	By:	/s/ Robert L. Johnson
Robert L. Johnson
President and Chief Executive Officer